                                                                EXHIBIT (1)(b)


                               Pricing Agreement


BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York 10167

                                 July 18, 1994


Ladies and Gentlemen:

         Regions Financial Corporation, a Delaware corporation and formerly known as First Alabama Bancshares, Inc. (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated July 18, 1994 (the "Underwriting Agreement"), between the Company, on the one hand, and Bear, Stearns & Co. Inc. (the "Underwriter"), to issue and sell to the Underwriter the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty set forth in Section 2 of the Underwriting Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Underwriting Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Designated Securities covered by this Pricing Agreement, shall be deemed to have been made as of the date of this Pricing Agreement and as of the date of filing the amendment to the Registration Statement to reflect the terms of the Designated Securities as set forth in the Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed or, in the case of a supplement, mailed for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price set forth in
Schedule II hereto, the principal amount of Designated Securities set forth in
Schedule I hereto, less the principal amount of

Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II as determined pursuant to Section 3 of the Underwriting Agreement.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company. You represent that you are authorized to enter into this Pricing Agreement.


                                            Very truly yours,

                                            REGIONS FINANCIAL CORPORATION



                                            By:
                                                --------------------------------
                                                       Richard D. Horsley
                                                   Vice Chairman and Executive
                                                        Financial Officer

Accepted as of the date hereof:

BEAR, STEARNS & CO. INC.



By:
    --------------------------------

                        SCHEDULE I TO PRICING AGREEMENT




                                                                         Principal Amount
                                                                          of Designated
                                                                          Securities to
Underwriter                                                               Be Purchased
- - -----------                                                               ------------
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . .                 $25,000,000


                                           Total. . . . .                 $25,000,000
                                                                          -----------

                        SCHEDULE II TO PRICING AGREEMENT


Title of Designated Securities:

          7.65% Subordinated Notes Due 2001

Aggregate principal amount:

         $ 25,000,000

Denominations:

         $1,000 and integral multiples thereof

Price to Public:

         100% of the principal amount of the Underwriters' Securities, plus accrued interest from July 21, 1994 to date of delivery

Purchase Price by Underwriters:

         99.475% of the principal amount of the Underwriters' Securities

Maturity:

         7 Year

Interest Rate:

         7.65 %

Interest Payment Dates:

        February 15th and August 15th of each year, commencing February 15, 1995

Redemption Provisions:

         No redemption provisions
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Sinking Fund Provisions:

         No sinking fund provisions

Time of Delivery:

         10:00 a.m. on July 21, 1994

Closing Location:

         Bear, Stearns & Co. Inc.
         245 Park Avenue
         New York, New York 10167

Funds in which Underwriters to make Payment:

         Federal Funds

Delayed Delivery:

         None